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                                                                  Execution Copy

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT, dated as of July 18, 1999 (this "Agreement") between Vistana, Inc., a Florida corporation (the "Company"), and RAYMOND L. GELLEIN, JR. ("Employee") (capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Section 13).

                                   WITNESSETH:

          WHEREAS, the Company, through its Affiliates, is engaged in the business of time-share or vacation ownership, development, sales and resort management, as well as the installation and management of voice, data and cable television systems, and related operations;

          WHEREAS, this Agreement is being entered into in connection with the sale of a controlling interest in the Company by Employee; and

          WHEREAS, the parties hereto desire to enter this Agreement upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

          1. Employment. The Company hereby employs Employee, and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth. The parties agree that this Agreement shall supersede the Employment Agreement dated December 27, 1996 between Employee and the Company in its entirety as of the Effective Date (as that term is defined in Section 3 (a)) and that such prior agreement shall have no further force and effect whatsoever on or after the Effective Date. Employee and the Company further agree that this Agreement shall supersede any other prior agreements or understandings between Employee and the Company, if any, including without limitation any written, oral or implied agreements or understandings, and that any such agreements or understandings shall have no further force or effect whatsoever on or after the Effective Date.

          2. Position, Duties and Responsibilities.

               (a) Position. Employee's title, reporting relationship and primary responsibilities are set forth on Schedule A attached hereto and incorporated herein by this reference.

               (b) Place of Employment. During the term of this Agreement, Employee shall perform the services required by this Agreement at the Company's place of business set forth on Schedule A attached hereto; provided, however, that Employee shall spend such time as

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reasonably necessary in connection with the business of the Company at the principal executive offices of Sky ("Parent").

               (c) Other Activities. During the term of this Agreement, Employee shall be an employee of the Company, shall not be engaged in any other employment or business activities, shall devote such time and effort to the Company as may be necessary and appropriate from time to time in the circumstances for the proper discharge of his duties and obligations hereunder and shall not, without the prior approval of Parent, serve as an officer or director of any company, other than the Company, Parent or another Affiliate of Parent. Notwithstanding the foregoing, Employee shall not be prohibited from serving on civic boards or from investing or trading in stocks, bonds, commodities or other forms of passive investment, including real property (provided that such investments do not violate Section 10 hereof), provided that such activities do not interfere with the proper discharge of Employee's duties and obligations hereunder.

          3. Term.

               (a) Effective Date. This Agreement shall become effective (the "Effective Date") concurrently with the completion of the merger of the Company with and into Fire Acquisition Corp., pursuant to the Agreement and Plan of Merger dated as of July 18, 1999 among Parent, Fire Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent, and the Company (the "Merger").

               (b) Termination Date. The term of employment under this Agreement shall terminate upon the earliest to occur of the following events (the date specified in each such event is referred to as the "Termination Date"):

                    (i) the fourth anniversary of the Effective Date; provided, however, that on such fourth anniversary of the Effective Date and on each subsequent anniversary of the Effective Date, Employee's term of employment hereunder shall be extended for an additional period of one year, unless either party shall have given written notice to the other party not less than 90 days prior to such date that Employee's term of employment shall not be so extended;

                    (ii) the date upon which the Company terminates Employee's employment by the Company for Cause, or without Cause or as a result of Employee's Permanent Disability (it being understood that the date of termination shall be the date upon which the Company provides Employee written notice of such termination);

                    (iii) the date of Employee's death; or


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                    (iv) the date upon which Employee effects a Voluntary
                         Termination or terminates employment for Good Reason (it being understood that the date of termination shall be the date upon which Employee provides the Company written notice of such termination).

               (c) Performance of Duties During Notice Period. In the event that either (i) the Company terminates Employee's employment by the Company pursuant to Section 3(b)(ii) hereof or (ii) Employee effects a Voluntary Termination or terminates for Good Reason pursuant to Section 3(b)(iv), Employee, if requested by the Company, shall continue to render services hereunder to the Company for as long as requested by the Company up to 30 days and shall, in such event, continue to be paid as provided in the Agreement during such period.

               (d) Employment-At-Will/Employee Acknowledgment. Notwithstanding the term of this Agreement having an initial duration of four years with possible one-year extensions and Sections 4(a) and (b) hereof relating to the annual salary and annual bonus to be paid to Employee during Employee's employment by the Company or any other provision relating to Employee's compensation or benefits, nothing in this Agreement should be construed as to confer any right of Employee to be employed by the Company for a fixed or definite term. Subject to Section 8 hereof, Employee agrees that the Company may dismiss Employee under Section 3(b)(ii) without regard to (i) any general or specific policies (whether written or oral) of the Company relating to the employment or termination of employment of the Company's employees; or (ii) any statements made to Employee, whether made orally or contained in any document or instrument, pertaining to Employee's relationship with the Company. Notwithstanding anything to the contrary contained herein, Employee's employment by the Company is not for any specified term, is at-will and may be terminated by the Company pursuant to Section 3(b)(ii) at any time by delivery of the notice referred to therein, for any reason, for Cause or without Cause, without any liability whatsoever, except with respect to the payments provided for in
Section 8.

               (e) Termination Obligations.

                    (i) Employee hereby acknowledges and agrees that all personal property and equipment, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including all computer files and disks), and all other proprietary information relating to the business of the Company, furnished to or prepared by Employee in the course of or incident to Employee's employment, belongs to the Company and shall be promptly returned to the Company within 10 days after the Termination Date. Following the Termination Date, Employee will not retain any written or


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                         other tangible material containing any proprietary
                         information of the Company.

                    (ii) The covenants and agreements of Employee contained in
                         Sections 3(e), 9, 10, 11, 12 and 14 shall survive termination of Employee's employment by the Company and the termination of this Agreement.

          4. Compensation.

               (a) Annual Salary. The Company shall pay to Employee an annual salary equal to the base salary set forth on Schedule B attached hereto and incorporated herein by this reference (the "Base Salary"). The Base Salary shall be in effect, on a pro-rated basis, from and after the Effective Date through December 31, 1999. For each calendar year during the term of this Agreement commencing with the 2000 calendar year, the Company shall pay Employee an annual salary (the "Adjusted Base Salary") determined by the Company's Board of Directors; provided, however that in no event shall the Adjusted Base Salary be less than the Base Salary or the Adjusted Base Salary (as applicable) for the preceding calendar year. The Base Salary and the Adjusted Base Salary shall be paid in equal installments, subject to all applicable withholding and deductions, in accordance with the usual payroll practices of Parent, but not less frequently than monthly.

               (b) Annual Bonus Amount. Employee shall be entitled to be paid an annual bonus amount (the "Annual Bonus Amount") each calendar year beginning with the 1999 calendar year as further specified and described on Schedule B attached hereto.

               (c) Long Term Incentive Compensation.

                    (i) Cash. Employee shall be provided cash long-term incentive compensation opportunities in accordance with Parent's executive compensation policies.

                    (ii) Stock options. Employee shall be granted non-qualified options for not less than 100,000 Units under Parent's 1999 Long-Term Incentive Compensation Plan in equal installments of not less than 25,000 Units annually over the term of the Agreement beginning on the Effective Date and on subsequent anniversaries thereof. Such options will have a 10 year term, will become exercisable at the rate of 25% per year beginning on the first anniversary of the date of grant and will be governed by the terms of Parent's 1999 Long-Term Incentive Compensation Plan.


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          5. Fringe Benefits. During the term of this Agreement, Employee shall be entitled to all such employment benefits as may, from time to time, be made generally available to similar senior level management employees of Parent or its Affiliates including, without limitation, pension or other retirement benefits, health, hospitalization and similar insurance and group or individual life insurance, and Employee's family shall be entitled to participate in any such medical and health insurance plans; provided, however, that such benefits and arrangements are made available at the discretion of Parent and nothing in this Agreement establishes any right of Employee to the availability or continuance of any such plan or arrangement. Employee shall receive credit for service with the Company prior to the Effective Date for purposes of such benefits and arrangements.

          6. Business Expenses. The Company shall pay, either directly or by reimbursement to Employee, such reasonable and necessary business expenses incurred by Employee, including travel and entertainment expenses (with first class travel and accommodation), in the course of employment by the Company as are consistent with Parent's policies in existence from time to time, and provided that Employee furnishes all receipts or other documentation as required under the Company's policies relating to reimbursement of expenses. Such expenses shall include, but shall not be limited to, occupational license fees, car allowance, membership dues in business and professional organizations, continuing education expenses, subscriptions to business and professional publications, cellular telephone, home fax, PC and data line expenses. Employee shall be reimbursed by the Company for reasonable attorneys' fees incurred by Employee in the negotiation of this Agreement.

          7. Vacation and Sick Leave. Employee shall be entitled to four weeks paid vacation annually in accordance with Parent's policies. Employee shall be entitled to sick leave in accordance with Parent's policies with credit for service with the Company prior to the Effective Date.

          8. Compensation Upon Termination of Employment.

               (a) Termination by the Company or Parent for Cause. If Employee's employment is terminated by the Company for Cause, Employee shall receive only his Base Salary or Adjusted Base Salary (as applicable) pro-rated through the date of termination. Employee shall not be entitled to any additional compensation and shall terminate participation in the Company's and Parent's employee benefit plans and arrangements upon termination of employment (except to the extent required by COBRA or other applicable law).

               (b) Termination by the Company or Parent Without Cause. If Employee's employment is terminated by the Company without Cause, Employee shall receive (i) his Base Salary or Adjusted Base Salary (as applicable) pro-rated through the date of termination, (ii) his annual bonus earned for the year in which his employment terminates (if any) pro-rated through the date of termination, (iii) accelerated vesting of all stock options and other employee benefits subject to vesting, (iv) payment by the Company of Employee's premiums for COBRA health insurance continuation coverage for 12 months, and (v) continuation of his Base Salary or Adjusted Base Salary (as applicable) for 12 months after his termination date.


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               (c) Termination by Employee for Good Reason. If Employee's
employment is terminated by Employee for Good Reason, Employee shall receive (i) his Base Salary or Adjusted Base Salary (as applicable) pro-rated through the date of termination, (ii) his annual bonus earned for the year in which his employment terminates (if any) pro-rated through the date of termination, (iii) accelerated vesting of all stock options and other employee benefits subject to vesting, (iv) payment by the Company of Employee's premiums for COBRA health insurance continuation coverage for 12 months, and (v) continuation of his Base Salary or Adjusted Base Salary (as applicable) for 12 months after his termination date.

               (d) Voluntary Termination by Employee. If Employee's employment is terminated by Voluntary Termination, Employee shall receive only his Base Salary or Adjusted Base Salary (as applicable) pro-rated through the date of termination. Employee shall not be entitled to any additional compensation and shall terminate participation in the Company's and Parent's employee benefit plans and arrangements upon termination of employment (except to the extent required by COBRA or other applicable law).

               (e) Other Termination. If Employee's employment is terminated other than as set forth in (a) through (d) above, such as by reason of Employee's death or Permanent Disability, Employee or a beneficiary designated by Employee shall receive (i) his Base Salary or Adjusted Base Salary (as applicable) pro-rated through the date of termination and (ii) his annual bonus earned for the year in which his employment terminates (if any) pro-rated through the date of termination.

               (f) Right of Offset; Compliance with Covenants.

                    (i) If the Employee's employment by the Company is terminated for any reason, Employee shall be entitled to the compensation and other benefits expressly provided under this Agreement, subject to the Company's right of offset for any amounts owed by Employee to the Company (or to any of its Affiliates).

                    (ii) The continuing obligation of the Company to make any
                         payments to Employee hereunder following the Termination Date is expressly conditioned upon Employee complying in all respects and continuing to comply in all respects with Employee's obligations under Sections 9, 10 and 11 hereof following the Termination Date.

          9. Confidential Information and Ownership of Property.

               (a) Confidential Information. During the term of this Agreement, Employee agrees to use all Confidential Information solely in connection with the performance of services for or on behalf of the Company. Employee shall not, during the term of this Agreement, or at any time after the termination of this Agreement, in any manner, either directly or indirectly, (i)


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disseminate, disclose, use or communicate any Confidential Information to any person or entity, regardless of whether such Confidential Information is considered to be confidential by third parties, or (ii) otherwise directly or indirectly misuse any Confidential Information; provided, however, that (y) none of the provisions of this Section 9 shall apply to disclosures made for valid business purposes of the Company and (z) Employee shall not be obligated to treat as confidential any Confidential Information that (I) was publicly known at the time of disclosure to Employee; (II) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to the Company, Parent or any Affiliate of the Company or Parent by any person or entity. Notwithstanding the foregoing, Employee shall be permitted to disclose Confidential Information to the extent required to enforce Employee's rights hereunder in any litigation arising under, or pertaining to, this Agreement provided that Employee shall give prior written notice to the Company of any such disclosure so that the Company may have an opportunity to protect the confidentiality of such Confidential Information in such litigation.

               (b) Ownership of Property. Employee agrees that all works of authorship developed, authored, written, created or contributed to during the term of this Agreement for the benefit of the Company, whether solely or jointly with others, shall be considered works-made-for-hire. Employee agrees that such works shall be the sole and exclusive property of the Company (or Parent or the appropriate Affiliate of the Company or Parent) and that all right, title and interest therein or thereto, including all intellectual property rights existing or obtained in connection therewith, shall likewise be the sole and exclusive property of the Company (or Parent or the appropriate Affiliate of the Company or Parent). Employee agrees further that, in the event that any work is not considered to be work-made-for-hire by operation of law, Employee will immediately, and without further compensation, assign all of Employee's right, title and interest therein to the Company (or Parent or the designated Affiliate), its successors and assigns. At the request and expense of the Company, Employee agrees to perform in a timely manner such further acts as may be necessary or desirable to transfer, defend or perfect the Company's ownership of such work and all rights incident thereto.

          10. Covenant Not to Compete. Unless the Company's Board of Directors determines that any of the following conduct is in the Company's best interests, during the term of Employee's employment by the Company and for the Non-Compete Period, Employee shall not:

               (a) directly or indirectly for himself or for any other person or entity engage, whether as owner, investor, creditor, consultant, partner, shareholder, director, financial backer, agent, employee or otherwise, in the business, enterprise or employment of owning, operating, marketing or selling a time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or

               (b) directly or indirectly for himself or for any other person or entity sell, or otherwise procure purchasers for, any time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or


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               (c) have any business (as owner, investor, creditor, consultant, partner, debtor or otherwise) or be employed in any capacity by a person or entity that is engaged, directly or indirectly, in (i) operating, or providing sales, marketing or development services to, a time-share, vacation plan, vacation ownership or interval ownership project within the Territory, or (ii) an activity formed or entered into for the primary purpose of engaging in a time-share, vacation plan, vacation ownership or interval ownership business within the Territory; or

               (d) directly or indirectly for himself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any national enterprise having time-share, vacation plan, vacation ownership or interval ownership activities, including, without limitation, Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels and Resorts, Inc., Marriott International, Inc., Inter-Continental Hotels and Resorts, Inc., Promus Hotels, Inc., Fairfield Communities, Inc., Sunterra Corporation or Bass PLC or any of their respective Affiliates; or

               (e) directly or indirectly for himself or for any other person or entity pursue or consummate or otherwise interfere with any Existing Project; or

               (f) (i) directly or indirectly, for himself or any other person or entity, pursue, consummate or otherwise interfere with any Prospective Project or (ii) directly or indirectly for himself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any other person or entity (other than the Company, Parent and any Affiliate of the Company or Parent) described in clause (ii) of the definition of Prospective Project.

          Notwithstanding the foregoing, Employee may purchase stock as a stockholder in any publicly traded company, including any company engaged in the time-share or vacation ownership business; provided, however, that Employee may not own (individually or collectively with Employee's family members, trusts for the benefit of Employee's family members and affiliates of Employee) more than 5% of any company.

          In light of the substantial remuneration provided to Employee hereunder and Employee's management position with the Company, Employee hereby specifically acknowledges and agrees that the provisions of this Section 10 (including, without limitation, its time and geographic limits), as well as the provisions of Sections 9 and 11, are reasonable and appropriate, and that Employee will not claim to the contrary in any action brought by the Company to enforce such any of such provisions. The provisions of this Section 10 shall survive the termination of this Agreement.

          11. Covenant Against Solicitation of Employees. During the term of Employee's employment by the Company and for the Non-Compete Period, Employee shall not employ employees or agents or former employees or agents of the Company, Parent or any Affiliate of the Company or Parent or, directly or indirectly, solicit or otherwise encourage the employment of employees or agents or former employees or agents of the Company, Parent or any Affiliate of the Company or Parent; provided, however, that this restriction shall not apply to Employee's secretaries


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or personal assistants or to former employees or agents who, as of the date of termination of Employee's employment by the Company, have not worked for any of the Company, Parent or any Affiliate of the Company or Parent during the twelve preceding months. The provisions of this Section 11 shall survive the termination of this Agreement.

          12. Remedies For Breach. It is understood and agreed by the parties that no amount of money would adequately compensate the Company for damages which the parties acknowledge would be suffered as a result of a violation by Employee of the covenants contained in Sections 9, 10 and 11 above, and that, therefore, the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief (without the need to post bond) to enforce the provisions of Sections 9, 10 or 11, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The provisions of this Section 12 shall survive the termination of this Agreement.

          13. Certain Defined Terms. For purposes of this Agreement the following terms and phrases shall have the following meanings:

          "Affiliate" means any person or entity who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a specified person or entity (the term "control" for these purposes meaning the ability, whether by ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to act as or select the managing or general partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity).

          "Cause", with respect to the termination of Employee's employment by the Company, shall mean (a) the commission by Employee of an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company or Parent (including, but not limited to, the unauthorized disclosure of confidential or proprietary material information of the Company or Parent); (b) the commission by Employee of a breach of any material covenant, provision, term, condition, understanding or undertaking set forth in this Agreement; (c) the commission by Employee (other than in Employee's capacity as an agent of the Company) of a crime constituting a felony under applicable law (or a plea of nolo contendere in lieu thereof); (d) the exposure of the Company, Parent or any Affiliate of the Company or Parent to any civil liability caused by Employee's conduct which is determined by an arbitrator or court in a final and nonappealable decision to constitute unlawful discrimination or harassment in employment; (e) any gross negligence or willful misconduct by Employee in the performance of Employee's duties to the Company where such conduct results in a material detriment to the Company; or (f) Employee's habitual abuse of alcohol or any use by Employee of an unlawful controlled substance (other than use by Employee in compliance with a current prescription for Employee); provided, however, that in the event of a termination falling solely within clause (b) of this definition (and excluding any termination of Employee for breach of Sections 9, 10 or 11), the Company, prior to terminating Employee's employment, will give Employee written notice of the conduct or event that the Company asserts constitutes a breach of a material covenant, provision,


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term, condition, understanding or undertaking and afford Employee 15 days after receipt of such notice to cure such breach; provided further, that Employee will be deemed terminated for Cause unless any such breach is cured within such 15-day period.

          "COBRA" means Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          "Confidential Information" means all software, trade secrets, work products created by Employee for the Company, Parent or any Affiliate of the Company or Parent, know-how, ideas, techniques, theories, discoveries, formulas, plans, charts, designs, drawings, lists of current or prospective clients, business plans and proposals, current or prospective business opportunities, financial records, research and development, marketing strategies and programs (including present and prospective OPC locations and the terms of leases or similar arrangements) and reports and other proprietary information created or obtained by Employee for the benefit of the Company, Parent or any Affiliate of the Company or Parent during the course of employment by the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Project" means a time-share, vacation plan, vacation ownership or interval ownership resort or project which the Company, Parent or any Affiliate of the Company or Parent owns, operates or has commenced to develop, acquire or otherwise undertake as of the Termination Date.

          "Good Reason" means the occurrence, without the written consent of Employee, of any of the following events unless such events are substantially corrected within 30 days following written notification that the Employee intends to terminate employment as a result of (i) any reduction in Employee's authority, title or rank with Jeffrey A. Adler as one of the two highest ranking time-share executives within Parent and its Affiliates, (ii) any change in Employee's reporting relationship, (iii) relocation of Employee's Place of Employment (as defined in Schedule A) more than 35 miles from its current location, provided that Employee shall spend such time as reasonably necessary in connection with the Company's business at Parent's principal executive offices without being deemed to have relocated for purposes of this provision or
(iv) any material breach by the Company or Parent of this Agreement.

          "Non-Compete Period" shall mean the period commencing on the Termination Date and ending on the later of (i) the sixth anniversary of the Effective Date and (ii) the second anniversary of the Termination Date.

          "Permanent Disability" shall mean the inability of Employee to perform substantially all Employee's duties and responsibilities to the Company (with or without reasonable accommodation) by reason of a physical or mental disability or infirmity for either (i) a continuous period of six months or (ii) 180 days during any consecutive twelve-month period. The date of such Permanent Disability shall be (y), in the case of clause (i) above, the last day of such six-month period or, if later, the day on which satisfactory medical evidence of such Permanent Disability is obtained by the Company, or (z) in the case of clause (ii) above, such date as is determined in good faith by the Company. In the event that any disagreement or dispute arises between the Company and Employee as to whether Employee has incurred a Permanent Disability, then, in any such event, Employee shall submit to a physical and/or mental examination by a competent and qualified physician licensed under the laws of the State of Florida who shall be mutually selected by the Company and Employee, and such physician shall make the determination of whether Employee suffers from any disability. In the absence of fraud or bad faith, the determination of such physician as to Employee's condition at such time shall be final and binding upon both the Company and Employee. The entire cost of any such examination shall be borne solely by the Company.

          "Prospective Project" means (i) a prospective time-share, vacation plan, vacation ownership or interval ownership resort or project with respect to which Employee has been made aware or has been advised prior to the Termination Date that the Company, Parent or any Affiliate of the Company or Parent is considering developing or undertaking and (ii) any person or entity, including its respective Affiliates, with respect to which Employee has been made aware or has been advised prior to the Termination Date that the Company, Parent or any Affiliate of the Company or Parent has commenced to evaluate or negotiate with in respect of any transaction involving (y) the acquisition by the Company, Parent or any Affiliate of the Company or Parent of all or a portion of such person or entity or its consolidated assets or (z) the acquisition by such person or entity (or its Affiliates) of all or a portion of the Company or its consolidated assets.

          "Territory" means the total geographic area located within a 150-mile radius of each Existing Project and each Prospective Project, and the corporate offices of the Company and Parent and their respective Affiliates.

          "Voluntary Termination" shall mean the voluntary termination by Employee of Employee's employment by the Company by voluntary resignation or any other means (other than death, Permanent Disability or Good Reason).

          14. Miscellaneous.

               (a) Severability. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, the invalidity or unenforceability of such provision shall not affect the other provisions hereof, and this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision was omitted.

               (b) Attorneys' Fees and Costs. In the event a dispute arises between the parties hereto and litigation is instituted, the prevailing party or parties in such litigation shall be entitled to recover reasonable attorneys' fees and other costs and expenses from the non-prevailing party or parties, whether incurred at the arbitration or trial level or in any appellate proceeding. For purposes hereof, the Company shall be deemed to have prevailed in any suit involving a breach, or alleged breach by Employee of any of the covenants contained in Sections 9, 10 and 11 above if the


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Company prevails to any degree in such suit (even if such covenant or covenants are not enforced to the fullest extent otherwise sought by the Company).

               (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

               (d) Completeness of Agreement. All understandings and agreements heretofore made between the parties hereto with respect to the subject matter of this Agreement are merged into this document which alone fully and completely expresses their agreement. No change or modification may be made to this Agreement except by instrument in writing duly executed by the parties hereto with the same formalities as this document.

               (e) Notices. Any and all notices or other communications provided for herein shall be given in writing and shall be hand delivered or sent by United States mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

          If to the Company:

          Vistana, Inc.
          8801 Vistana Centre Drive
          Orlando, Florida 32821
          Attn: General Counsel

          With a copy to Parent at the address set forth below.

          If to Parent:

          Starwood Hotels & Resorts Worldwide, Inc.
          777 Westchester Avenue
          White Plains, New York 10604
          Attn: General Counsel

          If to Employee: at the address specified in Schedule A attached hereto;

provided, however, that any of the parties may, from time to time, give notice to the other parties of some other address to which notices or other communications to such party shall be sent, in which event, notices or other communications to such party shall be sent to such address. Any notice or other communication shall be deemed to have been given and received hereunder as of the date the same is actually hand delivered or, if mailed, when deposited in the United States mail, postage prepaid, registered or certified, return receipt requested.

               (f) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, legal representatives, successors and permitted assigns.

               (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

               (h) Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any provisions of this Agreement or in any way affect this Agreement.

               (i) Binding Arbitration.

                    (i) Except for claims or disputes under Sections 9, 10 and 11, Employee and the Company agree that, to the extent permitted by law, all claims or disputes arising out of or relating to this Agreement, the parties' employment relationship, or the termination of this Agreement or such relationship, that Employee may have against or with the Company, Parent or any Affiliate of the Company or Parent and any of its or their affiliates, subsidiaries, parents, successors, permitted assigns, directors, officers, employees, owners, shareholders, agents, or representatives, and that the Company or such other persons or entities may have against or with Employee, shall be submitted for binding arbitration in Orlando, Florida, or such other location to which the parties may agree, and shall be resolved in accordance with the Commercial Rules of the American Arbitration Association. Notwithstanding such rules, the parties shall have the same rights to discovery and counsel as they would have if the claim or dispute was being resolved in a court of competent jurisdiction. If either party pursues a claim and such claim results in an arbitrator's decision, both parties agree to accept such decision as final and binding, and judgment thereupon may be entered in any Florida or other court having jurisdiction thereof. The Company and Employee hereby waive any right they may have to a jury trial for all claims and disputes subject to arbitration hereunder. Claims subject to arbitration hereunder include without limitation claims under the Florida Human Rights Act, the Florida Wage Discrimination Law, the New York Human Rights Law, the

                         New York Rights of Person With Disabilities Law, the New York Equal Rights Law, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, any and all federal, state and local laws governing leaves of absence and family care, or under any other federal, state, or local law, regulation, ordinance, or executive order, or under common law. The costs of any arbitration hereunder shall be borne equally by the parties.

                    (ii) The arbitrator shall have no power to make an award or impose a remedy that is not available to a court of competent jurisdiction. The arbitrator shall apply the substantive law of the State of Florida.

                   (iii) Notwithstanding the foregoing, the Company may in its discretion immediately pursue any and all available legal and equitable remedies for Employee's violation of any provision of Sections 9, 10 or 11 in any court of competent jurisdiction.

                    (iv) Except as necessary in court proceedings to enforce
                         this arbitration provision or an award rendered hereunder, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Employee.

               (j) Interpretation. The parties hereto acknowledge and agree that each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its drafting. Accordingly,
(i) the rules of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement. Except where the context requires otherwise, all references herein to Sections, paragraphs and clauses shall be deemed to be reference to Sections, paragraphs and clauses of this Agreement. The words "include", "including" and "includes" shall be deemed in each case to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date and year set forth above.

                                        THE COMPANY:


                                        Vistana, Inc., a Florida corporation


                                        By: /s/ Jeffrey A. Adler
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        EMPLOYEE:


                                            /s/ Raymond L. Gellein, Jr.
                                            ------------------------------------
                                        Name: Raymond L. Gellein, Jr.

                                   SCHEDULE A

             Employee Title and Primary Employment Responsibilities


1.   Employee Name and Address: Raymond L. Gellein, Jr.
                                642 Interlachen Avenue
                                Winter Park, Florida 32789

2.   Employee Title: Chairman and Co-Chief Executive Officer

3.   Employee Reporting Relationship:

     Employee shall report to the Chief Executive Officer or Chief Operating Officer of Parent or to the Chief Executive Officer or Chief Operating Officer of Parent's Hotel Group.

3.   Primary Employment Responsibilities:

     Employee shall serve as President and Co-Chief Executive Officer of the Company and shall with Jeffrey A. Adler be one of the two highest ranking time-share executives within Parent and its Affiliates. Employee shall devote his best efforts and full business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by Parent. The Company shall retain full direction and control of the means and methods by which Employee performs his services thereto.

4.   Place of Employment: The Company's office located in Orlando, Florida.

                                   SCHEDULE B

                              Employee Compensation

1.   Employee Name: Raymond L. Gellein, Jr.

2.   Base Salary: $430,000

3.   Annual Bonus Amount:

     For 1999, as determined under the terms of the Company's Annual Performance Incentive Plan as in effect on the date of this Agreement and using the payout percentages in effect on the date of this Agreement, but with EPS goals converted to EBITDA goals and exclusion of the transaction costs of the Merger and other extraordinary items, including the cumulative effect of SOP 98-5 accounting change. For 2000 and future years, as determined under Parent's annual incentive plan with a target bonus equal to 100% of Base Salary or Adjusted Base Salary (as applicable). Performance targets and measures shall be agreed upon by Parent and Employee based upon achievement of the Company's budget and Parent's objectives.